UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

INCOMING, INC.

 (Name of Registrant as Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INCOMING, INC.
244 Fifth Avenue, V235, New York, NY 10001

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF INCOMING, INC.:

We are furnishing this information statement to advise you that North American Bio-Energies, LLC, a North Carolina limited liability company (“NABE”), and its members (the “Members”), entered into a Second Amended and Restated Exchange Agreement (the “Exchange Agreement”) with Incoming, Inc., a Nevada corporation (the “Company”), on August 18, 2010.  The terms of the Exchange Agreement required the Members to exchange all of their membership interests in NABE (“Exchange Transaction”) for 990,000 shares of Class A common stock, $0.001 par value per share (“Class A Common Stock”) and 1,980,000 shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock”).  The Exchange Agreement was approved by the board of directors of the Company (the “Board of Directors”) on August 13, 2010.

On August 13, 2010, our Board of Directors also approved the certificate of amendment to our Articles of Incorporation, as amended (the “Articles”), which authorized the creation of 4,000,000 shares of our Class B Common Stock (the “Amendment”) and recommended to the stockholders that they approve the Amendment.

The holders of a majority in voting power of the outstanding stock of the Company executed and delivered a written consent in lieu of a special meeting with respect to the following actions: (i) amending our Articles to authorize the creation of 4,000,000 shares of Class B Common Stock; and (ii) electing R. Samuel Bell, Jr., a former Member of NABE, as a director of the Company to serve until the earlier of his resignation, removal, or death.

The holders of shares representing 51.64% of our voting shares executed a written consent approving the Amendment and electing Mr. Bell as a director of the Company.  The Amendment and the election of Mr. Bell are described in greater detail in the information statement accompanying this notice. The consent that we have received constitutes the only stockholder approval required to elect Mr. Bell and to amend the Articles under the Nevada Revised Statutes, the Articles and the Company bylaws.  Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires that the election of Mr. Bell and the Amendment provided for in the consent not be effective until 20 days from the date of mailing of this information statement to our stockholders and after the filing of the Amendment with the Secretary of State of the State of Nevada.  The Amendment effecting the creation of the Class B Common Stock was filed with the Secretary of State on August 20, 2010 and was included as Exhibit 3.3 in our Current Report on Form 8-K filed on August 24, 2010.

Therefore, this information statement is late and is being mailed to you on or about August 27, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. No action is required by you.  Because the written consent of holders of a majority in voting power of the Company’s outstanding stock satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only and is being furnished only to inform our stockholders of the actions described above in accordance with Rule 14c-2 promulgated under the Exchange Act. Please read it carefully.

August 27, 2010
/s/ Victor AbiJaoudi II
Victor AbiJaoudi II
Chief Operating Officer

INCOMING, INC.
244 Fifth Avenue, V235, New York, NY 10001
Phone: (917) 210-1074

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

This information statement (the “Information Statement”) will be mailed on or about August 27, 2010 to the stockholders of record, as of August 12, 2010 (the “Record Date”), of Incoming, Inc., a Nevada corporation (the “Company”), pursuant to Section 14(c) of the Exchange Act. This Information Statement is circulated to advise the stockholders of actions already approved and taken without a meeting by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Exchange Act, the proposals were not to be effective until 20 days after the date this Information Statement was mailed to the stockholders and the filing of the Amendment with the Secretary of State of the State of Nevada.  However, the Amendment effecting the creation of the Class B Common Stock was filed with the Secretary of State prior to the end of the 20 day period on August 20, 2010.  Therefore, this Information Statement is late.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being sent to you for informational purposes only.  Please read this Information Statement. It describes the essential terms of the Amendment and the election of Mr. Bell as well as other information about the Company.  Additional information about the Company is contained in our reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

As of the close of business on the Record Date, we had 17,234,000 shares of common stock outstanding.  The approval of a majority of all outstanding votes was required for us to amend our Articles as well as to elect Mr. Bell as a director to the Board of Directors. Our Board of Directors approved the Amendment on August 13, 2010 and stockholders holding approximately 51.64% of our outstanding shares of common stock approved the Amendment and the election of Mr. Bell by written consent in lieu of a meeting.

The elimination of the need for a special meeting of the stockholders to approve the Amendment and the election of Mr. Bell is authorized by Section 78.320 of the Nevada Revised Statutes.  Section 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

According to Section 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Articles.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment and the election of Mr. Bell as early as possible in order to accomplish the purposes of the Company, the Board of Directors voted to utilize the written consent of the majority stockholders of the Company.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (917) 210-1074.  If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive office.

EXCHANGE TRANSACTION

On August 23, 2010, we completed an acquisition of NABE, pursuant to the Exchange Agreement.  The Company acquired NABE for 2,970,000 shares of common stock valued at $1,514,700 or $0.51 per share.  As a result of the acquisition, our consolidated subsidiaries include NABE, a wholly-owned subsidiary formed under the laws of the State of North Carolina.  NABE is engaged in the production and refinement of virgin, agri-based, commercial grade biodiesel at its plant in Lenoir, North Carolina and has a nameplate capacity of approximately five million gallons per year.

Outstanding Voting Stock of the Company

Prior to the Record Date, there were 17,234,000 shares of common stock issued and outstanding. The common stock constituted the only outstanding class of voting securities of the Company.  Each share of common stock entitled the holder to one (1) vote on all matters submitted to the stockholders.  Stockholders did not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of capital stock.  Upon consummation of the Exchange Transaction, there were 20,204,000 issued and outstanding shares of our common stock.  The information set forth in Item 1.01 of our Current Report on Form 8-K filed on August 24, 2010 (the “August 24th Form 8-K”) is incorporated herein by reference.

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO CREATE CLASS B COMMON STOCK

Purpose and effect of creating Class B Common Stock

Our Board of Directors believes that the creation of Class B Common Stock was necessary in order to effectuate the Exchange Transaction and cease being a “shell company” as defined in Rule 12b-2 of the Exchange Act.  Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends on an equal basis out of funds legally available when and as declared by our Board of Directors.  Pursuant to Section 78.196 of the Nevada Revised Statutes, our Board of Directors may declare dividends that are cumulative, noncumulative, or partially cumulative.  Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  Should we decide in the future to pay dividends, our ability to do so and meet other obligations may depend upon the receipt of dividends or other payments from any subsidiaries and other holdings and investments.  In the event of our liquidation, dissolution or winding up, holders of Class A Common Stock and Class B Common Stock are entitled to receive, ratably in proportion to the amount held by them, the net assets available to stockholders after payment of all creditors. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote per share on all matters, whereas each outstanding share of Class B Common Stock entitles the holder thereof to two votes per share on all matters.  The Class A Common Stock and Class B Common Stock will vote together on all matters as a single class.

Our Board of Directors may authorize the issuance of any shares of common stock authorized but unissued without further stockholder approval, the issuance of such shares of common stock to such persons, for such consideration, and upon such terms as the Board of Directors determine. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity of the existing stockholders and may adversely affect the market price for the common stock.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

No Dissenter’s Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the actions taken in the stockholders' consent referred to herein, and we will not independently provide our stockholders with any such right.

ELECTION OF DIRECTOR

As a condition to the Exchange Transaction, the Company was required to appoint Mr. Bell as one of our directors.  Our bylaws set forth the range in number of directors between one and nine, each of whom will serve until replaced at an annual or special meeting of the stockholders.  Pursuant to the bylaws of the Company, any vacancies occurring in the membership of the Board of Directors, from whatever cause arising, may be filled by (a) a vote of the majority of the remaining directors, but such directors may not appoint more than ½ of the number of directors fixed at the last stockholder meeting at which directors were elected or (b) the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. On August 13, 2010, the stockholders holding approximately 51.64% of our outstanding shares of common stock approved the election of Mr. Bell by written consent in lieu of a meeting.

For additional biographical information on Mr. Bell, please refer to the information set forth in Item 2.01 of the August 24th Form 8-K, which is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s outstanding common stock by: (i) each person who is known by the Company to be the beneficial owner of five percent (5%) or more of the Company’s common stock; (ii) the Company’s chief executive officer, its other executive officers, and each director; and (iii) all of the Company’s directors and officers as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 244 Fifth Avenue, V235, New York, New York 10001.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The information in this table is as of August 27, 2010 based upon: (i) 18,224,000 shares of Class A Common Stock outstanding; and (ii) 1,980,000 shares of Class B Common Stock outstanding.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class A Common Stock	Percent of Class B CommonStock
		Officers & directors
Ephren Taylor II	Director, CEO, and President	Class A Common Stock	3,700,000	20.3%	--
R. Samuel Bell, Jr. P.O. Box 3405 Radford, VA 24143	Director	Class B Common Stock (1)	1,980,000	--	100%
Victor AbiJaoudi II	COO and Director	Class A Common Stock	2,500,000	13.7	--
All officers and directors as a group (4 total)		Class A Common Stock/ Class B Common Stock(1)	7,200,00/ 1,980,000	39.5%	100%
		5% Beneficial Owners
Aaron West 1635 N Cahuenga Blvd. Los Angeles, CA 90028		Class A Common Stock	3,000,000	16.5%	--
Elaina Watley 7225 Crescent Park West Apt. 210 Playa Vista, CA 90094		Class A Common Stock	1,500,000	8.2%	--
Jasmine Victoria	Executive Vice President	Class A Common Stock	1,000,000	5.5%	--
Randy Dellinger c/o NABE 815-D Virginia Street Lenoir, NC 28645		Class A Common Stock	990,000	5.4%	--
_________________________

(1) In accordance with the terms of the Exchange Transaction, the holder of Class B Common Stock is entitled to two votes per share on all matters and votes with holders of Class A Common Stock together on all matters as one class.

EXECUTIVE COMPENSATION

The information set forth in Item 2.01 of the August 24th Form 8-K is incorporated herein by reference.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement to our stockholders. The distribution will be made by mail.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.  The information set forth in Item 2.01 of the August 24th Form 8-K is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Commission.

ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the Commission can be obtained at existing published rates from the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, DC 20549. The Commission also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission which may be downloaded free of charge.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the Commission: the August 24th Form 8-K, our quarterly report on Form 10-Q for the quarterly periods ended May 31, 2010 and February 28, 2010 and our Annual Report on Form 10-K for the year ended November 30, 2009.  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Incoming, Inc.
244 Fifth Avenue, V235
New York, NY 10001
Phone: (917) 217-1074

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment and the election of Mr. Bell. Your consent to the Amendment and the election of Mr. Bell is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders with information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.

By order of the Board of Directors of Incoming, Inc.

By:	/s/ Victor AbiJaoudi II
Victor AbiJaoudi II II Chief Operating Officer

Date  August 27, 2010

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Articles of Incorporation (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference)

10.1
Second Amended and Restated Exchange Agreement by and among Incoming, Inc., North American Bio-Energies, LLC and its members, dated August 18, 2010  (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 24, 2010 and incorporated herein by reference)